UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
Quanex Building Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 961-4600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 31, 2011, Quanex Building Products Corporation, a Delaware corporation (“we,” “us,” “our,” “Quanex” or the “Company”), completed its acquisition (the “Acquisition”) of Edgetech I.G., Inc., an Ohio corporation (“Edgetech”), the United Kingdom division of Edgetech (“Edgetech UK”), and Edgetech Europe GmbH, a German company (“Edgetech Germany” and together with Edgetech and Edgetech UK, the “Edgetech Entities”). Headquartered in Cambridge, Ohio, the Edgetech Entities have three manufacturing facilities located in the United States, the United Kingdom and Germany that produce a full line of warm-edge, dual seal insulating glass spacer systems for window and door customers in North America and abroad. The Edgetech Entities’ products separate and seal double and triple pane glass within a window and further act as a thermal barrier that enhances the window’s energy efficiency.
Quanex acquired the Edgetech Entities by merging its wholly-owned subsidiary, QSB Inc., a Delaware corporation (“QSB”), with and into Lauren International, Inc. formerly known as Lauren Holdco Inc., an Ohio corporation and parent of the Edgetech Entities (“Holdco”), pursuant to the terms and conditions of the previously filed Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2011, among the Company, QSB, Lauren International Ltd. fka Lauren International Inc., a privately-held Ohio corporation (“Lauren”), Holdco and Kevin E. Gray, as agent for the shareholders of Holdco (“Agent”). Holdco is now our wholly-owned subsidiary. On the closing date of the Acquisition, in exchange for the issued and outstanding shares of Holdco, we paid consideration consisting of approximately $107 million in cash, less $7 million which was placed into an escrow fund to satisfy certain of Lauren’s indemnity obligations under the Merger Agreement, less certain expenses associated with the Merger, and less approximately $3.5 million representing the amount of Holdco’s estimated tax liability resulting from a pre-closing reorganization of Lauren and its subsidiaries.
Other than with respect to the Acquisition and the Merger Agreement, no material relationship exists between Quanex or any of its affiliates, or any director or officer of Quanex, or any associate of any such director or officer, with Lauren, Holdco or Agent.
The foregoing summary of the Acquisition, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on February 2, 2011 and is incorporated herein by reference.
Item 8.01 Other Events.
On April 1, 2011, the Company issued a press release announcing that it had completed the acquisition of the Edgetech Entities. The full text of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
To the extent that any financial statements are required by this Item 9.01(a), such financial statements will be filed by amendment to this current report on Form 8-K within seventy-one (71) calendar days from the date that this current report on Form 8-K must be filed.
(b) Pro forma financial information.
To the extent that any pro forma financial information is required by this Item 9.01(b), such financial information will be filed by amendment to this current report on Form 8-K within seventy-one (71) calendar days from the date that this current report on Form 8-K must be filed.

(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of January 31, 2011, by and among Quanex Building Products Corporation, QSB Inc., Lauren Holdco Inc., Lauren International, Inc. and Kevin E. Gray, as agent for the shareholders of Lauren Holdco Inc. (incorporated by reference to Exhibit 2.1 to that current report on Form 8-K filed with the SEC on February 2, 2011).

99.1	Press Release dated April 1, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
Date: April 5, 2011	By:	/s/ Brent L. Korb
Brent L. Korb
Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1
Agreement and Plan of Merger, dated as of January 31, 2011, by and among Quanex Building Products Corporation, QSB Inc., Lauren Holdco Inc., Lauren International, Inc. and Kevin E. Gray, as agent for the shareholders of Lauren Holdco Inc. (incorporated by reference to Exhibit 2.1 to that current report on Form 8-K filed with the SEC on February 2, 2011).

99.1	Press Release dated April 1, 2011